U.S. Global Investors, Inc.
Annual Report on Form 10-K 1998                                          Page 63
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EXHIBIT 23.3 -- CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33012 and No.333-25699) of U.S. Global Investors, Inc. of our report dated September 29, 1997, appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas

September 28, 1998